                                                                     EXHIBIT 3.1

[NOTE: THE FOLLOWING CERTIFICATE OF INCORPORATION HAS BEEN RESTATED FOR PURPOSES OF FILING THE SAME WITH THE SECURITIES AND EXCHANGE COMMISSION ONLY, TO GIVE EFFECT TO ALL AMENDMENTS OF AND ADDITIONS TO THE CERTIFICATE OF INCORPORATION OF NAVISITE, INC. FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE PRIOR TO THE DATE THE CERTIFICATE OF INCORPORATION IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.]


                         CERTIFICATE OF INCORPORATION

                                      OF

                                NAVISITE, INC.

     The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, hereby certifies as follows:

     FIRST: The name of the Corporation is:   NaviSite, Inc.
     ------

     SECOND.  The address of the corporation's registered office in the State of
     ------
Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:  The purpose of the Corporation is to engage in the business of
     ------
providing business-critical Internet outsourcing solutions and Web serving hosting and application services for companies conducting business on the Internet, and in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:  The aggregate number of shares of all classes of stock which the
     -------
Corporation is authorized to issue is seventy million (70,000,000) shares, of which ten million (10,000,000) shall be shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), and sixty million (60,000,000) shall be shares of Common Stock, par value $0.01 per share (the "Common Stock").

     Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

     No holder of any of the shares of any class of stock of the Corporation, whether now or hereafter authorized or issued, shall be entitled as of right to purchase or subscribe for (i) any unissued stock of any class whatsoever of stock of the Corporation, or (ii) any new or additional shares of any class whatsoever of stock of the Corporation to be issued by reason of any increase of the authorized stock of the Corporation, or of any class of such stock, or (iii) bonds, certificates of indebtedness, debentures or other securities convertible into stock of any class of the Corporation or carrying any right to purchase stock of any class of the Corporation, but any such unissued stock, or additionally authorized issue of any stock, or other securities convertible into stock of the Corporation may be issued and disposed of pursuant to a resolution or resolutions of the Board of Directors to such persons, firms, corporations, associations or other entities and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

     Section 1.     Common Stock.
                    ------------

     The powers, preferences, rights, qualifications, limitations and restrictions relating to the Common Stock are as follows:

     (a) The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock designated herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of
Section 2 of this Article FOURTH.

     (b) The Common Stock shall have voting rights for the election of directors and for all other purposes (subject to the powers, rights, privileges, preferences and priorities of the Preferred Stock as provided above), each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law.

     Section 2.     Preferred Stock.
                    ---------------

     The Board of Directors is expressly authorized to provide for the issuance of all or any part of the shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited or fractional, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors in its sole discretion providing for the issuance of such class or series and as may be permitted by the Delaware General Corporation Law, including, without limitation, the authority to determine with respect to the shares of any such class or series (i) whether such shares shall be redeemable, and, if so, the terms and conditions of such redemption, whether for cash, property or rights, including securities of any other corporation, and whether at the option of either the Corporation or the holder or both, including the date or dates or the event or events upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (ii) whether such shares shall be entitled to receive dividends (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) the rights of such shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of such shares; (iv) whether such shares shall be convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, whether at the option either of the Corporation or the holder or both, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (v) whether the class or series shall have a sinking fund for the redemption or purchase of such shares, and, if so, the terms and amount of each sinking fund; (vi) provisions as to any other voting, optional, and/or special or relative rights, powers, priorities, preferences, limitations, or restrictions; and (vii) the number of shares and designation of such class or series.

     FIFTH.  The name and mailing address of the incorporator are as follows:
     -----

                         Robert B. Eisenberg
                         NaviSite, Inc.
                         100 Brickstone Square
                         Andover, MA 01810

     SIXTH:  The Corporation is to have perpetual existence.
     ------

     SEVENTH:  Election of Directors need not be by written ballot unless the
     --------
by-laws of the Corporation so provide.

     EIGHTH:  The Board of Directors of the Corporation is expressly authorized
     -------
to adopt, amend or repeal the by-laws of the Corporation.

     NINTH:  A director shall not be personally liable to the Corporation or its
     ------
stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

     TENTH:  The Corporation reserves the right to amend, alter, change or
     ------
repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                         Signed this 28th day of December, 1998.


                         /s/ Robert B. Eisenberg
                         -----------------------
                         Robert B. Eisenberg, Incorporator

                                NAVISITE, INC.

                       CERTIFICATE OF CORRECTION TO THE
                         CERTIFICATE OF DESIGNATION OF
                     SERIES A CONVERTIBLE PREFERRED STOCK

             Pursuant to Section 103(f) of the Corporation Law of
                             the State of Delaware
                             ---------------------

     The undersigned, for the purpose of correcting the Certificate of Designation of Series A Convertible Preferred Stock of NaviSite, Inc. (the "Corporation") filed with the Secretary of State of Delaware on December 28, 1998 ("Certificate of Designation"), hereby certifies as follows:

     1. The Certificate of Designation was not in the form contemplated by the Corporation's Board of Directors and stockholders in approving the Certificate of Designation.

     2. The inaccuracies to be corrected in the Certificate of Designation relate to (a) the dividend rate of the Series A Convertible Preferred Stock ("Series A Stock") as set forth in Section 2 of the Certificate of Designation,
(b) the liquidation preference amounts of the Series A Stock as set forth in
Section 3 of the Certificate of Designation, (c) the conversion formula, Applicable Conversion Rate and Applicable Conversion Value of the Series A Stock as set forth in Section 5 of the Certificate of Designation, and (d) the amounts payable upon a redemption of the Series A Stock as set forth in Section 6 of the Certificate of Designation.

     3. The Certificate of Designation as filed on December 28, 1998, is hereby replaced in its entirety by the following corrected filing of a Certificate of Designation pursuant to Section 103(f) of the Corporation Law of the State of Delaware:

                                NAVISITE, INC.

                         CERTIFICATE OF DESIGNATION OF
                     SERIES A CONVERTIBLE PREFERRED STOCK

     NaviSite, Inc., a Delaware corporation (the "Corporation" or the "Company"), pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of the Corporation, by unanimous consent dated December 15, 1998, has duly adopted the following resolution providing for the establishment and issuance of a series of Preferred Stock to be designated "Series A Convertible Preferred Stock" and to consist of one million three hundred twenty three thousand nine hundred fifty three (1,323,953) shares as follows:

RESOLVED:         That, pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation hereby is established, consisting of one million three hundred twenty three thousand nine hundred fifty three (1,323,953) shares, to be designated "Series A Convertible Preferred Stock" (hereafter "Series A Preferred Stock"), the Board of Directors be and hereby is authorized to issue such shares of Series A Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and subject to the limitations provided by law and by the Corporation's Certificate of Incorporation, the powers, designations, preferences and relative, participating, optional or other special rights, powers or priorities of, and the qualifications, limitations or restrictions upon, the Series A Preferred Stock shall be as follows:

     1.   Designation.  This series of Preferred Stock, par value $0.01 per
          -----------
share, shall be designated the "Series A Convertible Preferred Stock" (hereinafter "Series A Preferred Stock").

     2.   Dividends.  (a)  The holders of shares of Series A Preferred Stock
          ---------
shall be entitled to receive, out of funds legally available therefor, dividends computed at a rate of 7% or $0.83 per share per annum (or a proportional part thereof for a portion of a year and all subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) commencing as of November 1, 1998, payable when, as and if declared by the Board of Directors of the Corporation. The right to receive dividends on Series A Preferred Stock shall be non-cumulative, and no right to receive dividends shall accrue by reason of the fact that no dividends have been declared on the Series A Preferred Stock in any or every prior year.

     (b) The Corporation shall not declare or pay any distributions on shares of Common Stock until the holders of shares of Series A Preferred Stock then outstanding shall have first received a distribution at the rate specified in paragraph (a) of this Section 2 calculated on a cumulative basis from the date of issuance of said stock compounded annually as of any anniversary of the date of issuance of such shares.

     (c) For purposes of this Section 2, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

     3.   Liquidation, Dissolution or Winding Up.
          --------------------------------------

          (a) In the event of any liquidation, dissolution or winding up of the Company, and provided that the amount available for distribution to holders of the Series A Preferred Stock pursuant to this Section 3 is less than $11.91 per share plus a dividend computed at a rate of 7% or $0.83 per share per annum, compounded annually as of November 1, 1998 (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event as provided in Section 5(e)(ii) hereof), whether voluntary or involuntary, the entire assets of the Company available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock.

          (b) In the event of any liquidation, dissolution or winding up of the Company, and provided that the amount available for distribution to holders of the Series A Preferred Stock pursuant to this Section 3 is at least $11.91 per share plus a dividend computed at a rate of 7% or $0.83 per share per annum, compounded annually as of November 1, 1998 (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event as provided in Section 5(e)(ii) hereof), whether voluntary or involuntary, holders of each share of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or earnings, before any sums shall be paid or any assets distributed among the holders of any other class of capital stock, an amount equal to $11.91 per share of Series A Preferred Stock plus a dividend computed at a rate of 7% or $0.83 per share per annum, compounded annually as of November 1, 1998. After the payment of the preferential amount required to be paid to the holders of the Series A Preferred Stock, upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of the Corporation's Common Stock shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          (c) A consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 3; provided, however, that each holder of Series A Preferred Stock shall have the right to elect the benefits of the provisions of
Section 5(h) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this Section 3. Each holder of Series A Preferred Stock shall notify the Company in advance of its election to obtain the benefits of this Section 3(c) or of Section 5(h), which notification shall be given not later than a date specified in writing to each holder by the Company to be at least five (5) days prior to the effective date of such consolidation, merger or sale. If a holder fails to make any election, he shall be deemed to have elected the benefits of this Section 3(c).

          (d) Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Company.

     4.   Voting Power.  Except as otherwise expressly provided in Section 8
          ------------
hereof, or as required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof (taking into account all accrued and unpaid dividends, if any, with respect to such Series A Preferred Stock), at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock and of Common Stock shall be entitled to vote together as a class on all matters.

     5.   Conversion Rights.  The holders of the Series A Preferred Stock shall
          -----------------
have the following conversion rights:

          (a) General.  Subject to and in compliance with the provisions of this
              -------
Section 5, any shares of the Series A Preferred Stock, may, at the option of the holder, be converted at any time or from time to time into fully-paid and non-assessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(c)) by the number of shares of Series A Preferred Stock being converted. Upon conversion of their shares of Series A Preferred Stock into shares of Common Stock, holders of shares of Series A Preferred Stock shall also have the option to have all declared but unpaid dividends on such shares of Series A Preferred Stock converted into shares of Common Stock. The number of shares of Common Stock to be received upon the conversion of such declared but unpaid dividends shall be computed by multiplying the number of shares of Series A Preferred Stock which could have been purchased with such declared but unpaid dividends, assuming a Series A Preferred Stock purchase price of $11.91 per share, by the Applicable Conversion Rate in effect at the time of such conversion.

          (b)  Conversion Following Underwritten Public Offering.
               -------------------------------------------------

          (i) All outstanding shares of Series A Preferred Stock shall, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company in which the Common Stock is sold at a price to the public of not less than the amount per share which would be equal to $10.00 per share (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock) and in which the aggregate gross proceeds (before deduction of any underwriting discounts, commissions or expenses) received by the Company from such public offering, shall equal or exceed Fifteen Million Dollars ($15,000,000), be converted automatically into the number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion pursuant to Section 5(a) hereof without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent for the Common Stock.

          (ii) Upon the occurrence of the conversion specified in Section 5(b)(i), the holders of such Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Company or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series A Preferred Stock being converted are either delivered to the Company or any such transfer agent or the holder notifies the Company or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. In addition, the Company may, if the Board of Directors deems it reasonably necessary, require the holder to post a bond in connection with such indemnity agreement.

          (c) Applicable Conversion Rate.  The conversion rate in effect at any
              --------------------------
time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing (i) $11.91 by (ii) the Applicable Conversion Value, calculated as provided in Section 5(d).

          (d) Applicable Conversion Value.  The Applicable Conversion Value in
              ---------------------------
effect from time to time, except as adjusted in accordance with Section 5(e) hereof, shall be $1.191 as of the date of this Certificate of Series A Convertible Preferred Stock.

          (e) Adjustments to Applicable Conversion Value.
              ------------------------------------------

              (i) Upon Sales of Common Stock.  If the Company shall, while
                  --------------------------
there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount determined by multiplying such Applicable Conversion Value by a fraction:

              (A) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, calculated on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Common Stock, whether or not such exercise or conversion is unvested or otherwise conditional, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value, and

              (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, calculated on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Common Stock, whether or not such exercise or conversion is unvested or otherwise conditional, plus (b) the number of such additional shares of Common Stock so issued or deemed issued.

The Corporation's issuance of up to an aggregate of two million (2,000,000) shares of Common Stock (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock), or options exercisable therefor, pursuant to any stock purchase or stock option plan or other individual or group incentive program of any kind approved by the Board of Directors to the Corporation's officers, directors, employees or consultants shall not be deemed an issuance of additional shares of Common Stock and shall have no effect on the calculations contemplated by this Section 5(e).

     For the purposes of this Section 5(e), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) whether or not such conversion or exchange is conditional, shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the Applicable Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at any time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 5(e) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when all of such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued. For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Company shall be determined as follows:

              (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

              (B) The "Net Consideration Per Share" which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

     For purposes of this Section 5(e), if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(e) consists of property other than cash, the Company at its expense will promptly cause independent public accountants of recognized standing selected by the Company to value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Company with respect to receipt of such property.

          This Section 5(e)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(e)(ii)).

          (ii) Upon an Extraordinary Common Stock Event.  Upon the happening of
               ----------------------------------------
an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

          "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) the combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

          (f) Dividends.  In the event the Company shall make or issue, or fix a
              ---------
record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or in assets (excluding cash dividends or distributions), then and in each such event provisions shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred Stock.

          (g) Recapitalization or Reclassification.  If the Common Stock
              ------------------------------------
issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section
5), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted (taking into account all accrued and unpaid dividends and interest with respect to such Series A Preferred Stock) immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (h) Capital Reorganization, Merger or Sale of Assets.  If at any time
              ------------------------------------------------
or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another corporation or entity, or the sale of all or substantially all of the Company's properties and assets to any other person or persons, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation or entity resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Applicable Conversion Value then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

          Each holder of Series A Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 5(h), shall have the option of electing treatment of his shares of Series A Preferred Stock under either this
Section 5(h) or Section 3(b) hereof, notice of which election shall be submitted in writing to the Company at its principal offices no later than five (5) days before the effective date of such event.

          (i) Accountant's Certificate as to Adjustments.  In each case of an
              ------------------------------------------
adjustment or readjustment of the Applicable Conversion Rate, the Company will furnish each holder of Series A Preferred Stock with a certificate, prepared by its chief financial officer showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. Upon the request of any holder, the Company will cause its independent public accountants to confirm the accuracy of such adjustment or readjustment.

          (j) Exercise of Conversion Privilege.  To exercise his conversion
              --------------------------------
privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the

Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5, cash in the amount of all unpaid dividends on such shares of Series A Preferred Stock, up to and including the Conversion Date, unless conversion of such unpaid dividends into Common Stock has been elected, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (k) Cash in Lieu of Fractional Shares.  No fractional shares of Common
              ---------------------------------
Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Company shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

          (l) Partial Conversion.  In the event some but not all of the shares
              ------------------
of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

          (m) Reservation of Common Stock.  The Company shall at all times
              ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock and all unpaid dividends thereon, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock and all unpaid dividends thereon, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     6.   Redemption.
          ----------

          (a) At the written election of a majority in interest of the holders of Series A Preferred Stock on or before December 15, 2005, beginning on July 1, 2006 and on the first day of July in each year thereafter (the "Redemption Date"), the Company shall redeem twenty-five percent (25%) of all of the outstanding shares of Series A Preferred Stock; provided, however, that the Company's redemption option shall be reduced by the number of shares of Series A Preferred Stock that have been converted prior to any such Redemption Date, and such reduction shall apply first to the Redemption Date immediately following such conversion and thereafter any balance shall apply to any Subsequent Redemption Dates. The redemption price for each share of Series A Preferred Stock redeemed pursuant to this Section 6 shall be $11.91 per share plus a dividend computed at a rate of 7% or $0.83 per share per annum, compounded annually as of November 1, 1998 (the "Redemption Price"). Each redemption of Series A Preferred Stock shall be made so that the number of shares of Series A Preferred Stock held by each holder whose shares are being redeemed shall be reduced in an amount which shall bear the same ratio to the total number of shares of Series A Preferred Stock being redeemed as all such shares then held by such registered owner bears to the aggregate number of shares of Series A Preferred Stock then outstanding and held by all registered owners whose shares are being redeemed.

          (b) The Redemption Price set forth in this Section 6 shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock.

          (c) At least thirty (30) days before any Redemption Date pursuant to
Section 6(a), written notice (hereinafter referred to as the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series A Preferred Stock which is to be redeemed, at its address shown on the records of the Company; provided, however, that the giving of such Redemption Notice shall not affect the conversion rights of such holder pursuant to Section 5 hereof; provided, further, that the Company's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Series A Preferred Stock as provided in Section 6(a) hereof. The Redemption Notice shall contain the following information:

              (i) The number of shares of Series A Preferred Stock held by the holder which shall be redeemed by the Company and the total number of shares of Series A Preferred Stock held by all holders to be so redeemed,

              (ii)  The Redemption Date and the applicable Redemption Price, and

              (iii) That the holder is to surrender to the Company, at the place designated therein, its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

          (d) Each holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Company at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be canceled and retired.

          (e) If any shares of Series A Preferred Stock are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to Section 6(d) hereof, then, from and after the Redemption Date, such shares of Series A Preferred Stock thereupon subject to redemption shall not be entitled to any further accrual of any dividends pursuant to
Section 2 hereof or to the conversion provisions set forth in Section 5 hereof, unless the Company otherwise specifically agrees in writing.

     7.   No Reissuance of Series A Preferred Stock.  No share or shares of
          -----------------------------------------
Series A Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

     8.   Restrictions and Limitations.
          ----------------------------

          (a) Except as expressly provided herein or as required by law, neither the Company nor any subsidiary of the Company (which shall mean any corporation or trust of which the Company directly or indirectly owns at the time all of the outstanding shares of every class of such corporation or trust other than directors' qualifying shares) shall, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock voting together, each share of Series A Preferred Stock to be entitled to one vote in each instance for each share of Common Stock into which such Preferred Stock is then convertible:

              (i) Redeem, purchase or otherwise acquire for value or (pay in, to or set aside for a sinking fund for such purpose), any share or shares of Series A Preferred Stock other than pursuant to the redemption provisions contained elsewhere herein;

              (ii) Authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series A Preferred Stock as to liquidation preferences, conversion rights, redemption rights, dividend rights, voting rights or otherwise;

              (iii) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any subsidiary thereof, or any consolidation or merger involving the Company or any subsidiary thereof, or any reclassification or other change of stock, or any recapitalization or any dissolution, liquidation or winding up of the Company;

              (iv) Effect any bank borrowings in excess of an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) U.S.;

              (v) Effect any merger by the Company with or into any business entity or any acquisition by the Company of any assets or business having a fair market value in excess of One Million Dollars ($1,000,000) U.S.; or

              (vi) Amend its Certificate of Incorporation, if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock.

     9.   No Dilution or Impairment.  Except as provided in Section 8 above, the
          -------------------------
Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all Series A Preferred Stock from time to time outstanding and all accrued and unpaid dividends thereon, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Series A Preferred Stock set forth herein.

     10.  Notices of Record Date.  In the event of:
          ----------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

     This Certificate of Designation was duly adopted in accordance with the applicable provisions of Section 151 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, NaviSite, Inc., has caused this Certificate to be signed by Robert B. Eisenberg, its President, and attested by William Williams II, its Assistant Secretary, this 8/th/ day of January, 1999.

                                         NAVISITE, INC.



                                         By:  /s/ Robert B. Eisenberg
                                              -----------------------
                                              Robert Eisenberg, President

ATTEST



By:  /s/ William Williams II
     -----------------------
     William Williams II, Assistant Secretary

                                NAVISITE, INC.
                     CORRECTED CERTIFICATE OF DESIGNATION
                                      OF
                     SERIES B CONVERTIBLE PREFERRED STOCK

             Pursuant to Section 103(f) of the Corporation Law of
                             the State of Delaware
                             ---------------------

     The undersigned, for the purpose of correcting the Certificate of Designation of Series B Convertible Preferred Stock of NaviSite, Inc. (the "Corporation") filed with the Secretary of State of the State of Delaware on May 28, 1999 ("Certificate of Designation"), hereby certifies as follows:

     1. The Certificate of Designation was an inaccurate record of the corporate action contemplated by the Corporation.

     2. The inaccuracies to be corrected in the Certificate of Designation relate to the per share price to the public required for automatic conversion in connection with an underwritten public offering as set forth in Section 5(b) of the Certificate of Designation.

     3. The Certificate of Designation as filed on May 28, 1999, is hereby replaced in its entirety as set forth in its corrected form below:

     NaviSite, Inc., a Delaware corporation (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of the Corporation, by unanimous consent dated May 28, 1999, has duly adopted the following resolution providing for the establishment and issuance of a series of Preferred Stock to be designated "Series B Convertible Preferred Stock" and to consist of one million (1,000,000) shares as follows:

     RESOLVED:      That, pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation in accordance with the provisions of Section 151 of the General
                    Corporation Law of the State of Delaware and its Certificate of Incorporation, a series of preferred stock, par value
                    $0.01 per share, of the Corporation ("Preferred Stock") hereby is established, consisting of one million (1,000,000) shares to be designated "Series B Convertible Preferred
                    Stock" (hereinafter "Series B Convertible Preferred"); and that the voting powers, preferences and relative, participating, optional or other special rights of the Series B Convertible Preferred, and the qualifications, limitations or restrictions of the Series B Convertible
                    Preferred, are as follows:

     1.   Designation.  This series of Preferred Stock, par value $0.01 per
          -----------
share, shall be designated the "Series B Convertible Preferred Stock" (hereinafter "Series B Convertible Preferred"). Any and all series of Preferred Stock to which the Series B Convertible Preferred ranks on parity as to (i) dividends, (ii) liquidation, dissolution or winding up, (iii) voting rights or
(iv) redemption, as applicable, shall be referred to herein as "Parity Stock." The Series A Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series A Convertible Preferred") is Parity Stock as to (i) dividends and (ii) liquidation, dissolution or winding up.

     2.   Dividends.
          ---------

          (a) The holders of shares of Series B Convertible Preferred shall be entitled to receive, out of funds legally available therefor, dividends computed at a rate of 7% of the Applicable Purchase Price (as defined in Section 3(a) below) per share per annum (or a proportional part thereof for a portion of a year and all subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) commencing as of the date the particular shares of Series B Convertible Preferred are issued (the "Applicable Issue Date"), payable when, as and if declared by the Board of Directors of the Corporation. Such dividends shall be payable in preference and priority to the payment of any dividend on the Common Stock and on parity with the payment of any dividend to any Parity Stock. The right to receive dividends on Series B Convertible Preferred shall be non-cumulative, and no right to receive dividends shall accrue by reason of the fact that no dividends have been declared on the Series B Convertible Preferred in any or every prior year.

          (b) The Corporation shall not declare or pay any distributions on shares of Common Stock until the holders of shares of Series B Convertible Preferred then outstanding shall have first received a distribution at the rate specified in paragraph (a) of this Section 2 calculated on a cumulative basis from the date of issuance of said stock compounded annually as of any anniversary of the date of issuance of such shares.

          (c) For purposes of this Section 2, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

     3.   Liquidation, Dissolution or Winding Up.
          --------------------------------------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, and provided that the amount available for distribution to each holder of the Series B Convertible Preferred pursuant to this Section 3 is less than the Applicable Purchase Price (as defined below) per share plus a dividend computed at a rate of 7% per share per annum, compounded annually beginning as of the Applicable Issue Date (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event as provided in Section 5(e)(ii)), whether voluntary or involuntary, the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series B Convertible Preferred on a pari passu basis with the holders of any Parity Stock. The "Applicable Purchase Price" for each share of Series B Convertible Preferred shall be the price paid for such share on the Applicable Issue Date. It is expressly contemplated that separate tranches of shares of Series B Convertible Preferred issued at different times will have different Applicable Purchase Prices.

          (b) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and provided that the amount available for distribution to each holder of the Series B Convertible Preferred pursuant to this Section 3 is at least equal to the Applicable Purchase Price per share plus a dividend computed at a rate of 7% of the Applicable Purchase Price for each such share per annum, compounded annually as of the Applicable Issue Date (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event as provided in
Section 5(e)(ii)), holders of each share of Series B Convertible Preferred shall be entitled to be paid first (pari passu with the shares of any Parity Stock) out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or earnings, before any sums shall be paid or any assets distributed among the holders of any other class of capital stock (other than Parity Stock), an amount equal to the Applicable Purchase Price for each share of Series B Convertible Preferred plus a dividend computed at a rate of 7% per share per annum, compounded annually as of the Applicable Issue Date. After the payment of the preferential amount required to be paid to the holders of the Series B Convertible Preferred and any Parity Stock, upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of the Corporation's Common Stock shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          (c) A consolidation or merger of the Corporation or a sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; provided, however, that each holder of Series B
                               --------  -------
Convertible Preferred shall have the right to elect the benefits of the provisions of Section 5(h) in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3. Each holder of Series B Convertible Preferred shall notify the Corporation in advance of its election to obtain the benefits of this Section 3(c) or of Section 5(h), which notification shall be given not later than a date specified in writing to each holder by the Corporation (which date shall be at least five (5) days prior to the effective date of such consolidation, merger or sale). The Corporation shall provide each holder of Series B Convertible Preferred with written notice of any such consolidation or merger or sale of all or substantially all of its assets at least twenty (20) days prior to the date by which the Corporation must be notified of the election to obtain the benefits of Section 5(h). If a holder fails to make any election, he shall be deemed to have elected the benefits of this Section 3(c).

          (d) Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

     4.   Voting Power.  Except as otherwise expressly provided in Section 8, or
          ------------
as required by law, each holder of Series B Convertible Preferred shall be entitled to vote on all matters together with the holders of the Common Stock and Parity Stock and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Convertible Preferred could be converted, pursuant to the provisions of Section 5 (taking into account all declared and unpaid dividends, if any, with respect to such Series B Convertible Preferred), at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series B Convertible Preferred and of Common Stock shall be entitled to vote together as a class on all matters.

     5.   Conversion Rights.  The holders of the Series B Convertible Preferred
          -----------------
shall have the following conversion rights:

          (a) General.  Subject to and in compliance with the provisions of this
              -------
Section 5, any shares of the Series B Convertible Preferred may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock. The number of shares of Common Stock to which a holder of Series B Convertible Preferred shall be entitled upon conversion shall be calculated by adding together each product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(c)) for each tranche of Series B Convertible Preferred held by such holder by the number of shares of each tranche of Series B Convertible Preferred having such particular Applicable Purchase Price being converted. Upon conversion of their shares of Series B Convertible Preferred into shares of Common Stock, holders of shares of Series B Convertible Preferred shall also have the option to have all declared but unpaid dividends on such shares of Series B Convertible Preferred converted into shares of Common Stock. The number of shares of Common Stock to be received upon the conversion of such declared but unpaid dividends shall, for each tranche of Series B Convertible Preferred, be computed by multiplying the number of shares of Series B Convertible Preferred which could have been purchased with such declared but unpaid dividends, assuming a Series B Convertible Preferred purchase price equal to the Applicable Purchase Price per share, by the Applicable Conversion Rate in effect for such tranche at the time of such conversion.

          (b) Conversion Following Underwritten Public Offering.
              -------------------------------------------------

              (i) All outstanding shares of Series B Convertible Preferred shall, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation to the public (x) with a per share price to the public of at least $12.95 (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock), and (y) in which the aggregate gross proceeds (before deduction of any underwriting discounts, commissions or expenses) received by the Corporation from such public offering shall equal or exceed Fifteen Million Dollars ($15,000,000), be converted automatically into the number of shares of Common Stock to which a holder of Series B Convertible Preferred shall be entitled upon conversion pursuant to Section 5(a) without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock.

              (ii) Upon the occurrence of the conversion specified in Section 5(b)(i), the holders of such Series B Convertible Preferred shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock or shall notify the Corporation in writing that such certificates have been lost, stolen or destroyed. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Convertible Preferred surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series B Convertible Preferred being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. In addition, the Corporation may, if the Board of Directors deems it reasonably necessary, require the holder to post a bond in connection with such indemnity agreement.

          (c) Applicable Conversion Rate.  The conversion rate in effect at any
              --------------------------
time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing (i) the Applicable Purchase Price by (ii) the Applicable Conversion Value, calculated as provided in Section 5(d).

          (d) Applicable Conversion Value.  The Applicable Conversion Value in
              ---------------------------
effect from time to time, except as subsequently adjusted in accordance with
Section 5(e), shall be equal to the quotient obtained by dividing (i) the Applicable Purchase Price by (ii) ten (10).

          (e) Adjustments to Applicable Conversion Value.
              ------------------------------------------

              (i)   Upon Sales of Common Stock. If the Corporation shall, while
                    --------------------------
there are any shares of Series B Convertible Preferred outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value for any tranche of Series B Convertible Preferred in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value for such tranche of Series B Convertible Preferred upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount determined by multiplying such Applicable Conversion Value by a fraction:

               (A) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, calculated on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Common Stock, whether or not such exercise or conversion is unvested or otherwise conditional, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value for such tranche, and

               (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, calculated on a fully diluted basis assuming exercise or conversion of all securities exercisable for or convertible into Common Stock, whether or not such exercise or conversion is unvested or otherwise conditional, plus (b) the number of such additional shares of Common Stock so issued or deemed issued.

The Corporation's issuance to the Corporation's officers, directors, employees or consultants of up to an aggregate of 2,125,000 shares of Common Stock or such greater number if approved by a majority of the Board of Directors (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock), or options exercisable therefor, pursuant to any stock purchase or stock option plan or other individual or group incentive program of any kind approved by the Board of Directors shall have no effect on the calculations contemplated by this Section 5(e).

     For the purposes of this Section 5(e), with respect to each tranche of Series B Convertible Preferred, the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) whether or not such conversion or exchange is conditional, shall be deemed an issuance at such time of such Common Stock. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at any time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value for any such tranche shall be made under this Section 5(e) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Conversion Value with respect to this paragraph for any tranche of Series B Convertible Preferred which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Conversion Value for such tranche effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value for such tranche in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued.

     For purposes of this Section 5(e), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(e) consists of property other than cash, the Corporation at its expense will promptly cause independent public accountants of recognized standing selected by the Corporation to value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Corporation with respect to receipt of such property.

     This Section 5(e)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(e)(ii)).

              (ii)  Extraordinary Common Stock Event.  Upon the happening of an
                    --------------------------------
Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value for each tranche of Series B Convertible Preferred shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value for such tranche by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock event, and the product so obtained shall thereafter be the Applicable Conversion Value for such tranche. The Applicable Conversion Value for such tranche, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) the combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

          (f) Dividends.  In the event the Corporation shall make or issue, or
              ---------
fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or in assets (excluding cash dividends or distributions), then and in each such event provisions shall be made so that each holder of the Series B Convertible Preferred shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series B Convertible Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series B Convertible Preferred.

          (g) Recapitalization or Reclassification.  If the Common Stock
              ------------------------------------
issuable upon the conversion of the Series B Convertible Preferred shall be changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in each such event the holder of each share of Series B Convertible Preferred shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series B Convertible Preferred might have been converted (taking into account all accrued and unpaid dividends and interest with respect to such Series B Convertible Preferred) immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (h) Capital Reorganization, Merger or Sale of Assets.  If at any time
              ------------------------------------------------
or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation or entity, or the sale of all or substantially all of the Corporation's properties and assets to any other person or persons, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that each holder of the Series B Convertible Preferred shall thereafter be entitled to receive upon conversion of such holder's shares of Series B Convertible Preferred, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation or entity resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series B Convertible Preferred after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Applicable Conversion Value then in effect and the number of shares purchasable upon conversion of each tranche of Series B Convertible Preferred) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     Each holder of Series B Convertible Preferred upon the occurrence of a capital reorganization, merger or consolidation of the Corporation, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 5(h), shall have the option of electing treatment of his shares of Series B Convertible

Preferred under this Section 5(h) in lieu of Section 3(b), as described in
Section 3.

          (i) Accountant's Certificate as to Adjustments.  In each case of an
              ------------------------------------------
adjustment or readjustment of the Applicable Conversion Rate, the Corporation will furnish each holder of Series B Convertible Preferred with a certificate, prepared by its chief financial officer showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. Upon the request of any holder, the Corporation will cause its independent public accountants to confirm the accuracy of such adjustment or readjustment.

          (j) Exercise of Conversion Privilege.  To exercise his conversion
              --------------------------------
privilege, a holder of Series B Convertible Preferred shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at such office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Convertible Preferred surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series B Convertible Preferred being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series B Convertible Preferred being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Convertible Preferred in accordance with the provisions of this Section 5, cash in the amount of all declared but unpaid dividends on such shares of Series B Convertible Preferred, up to and including the Conversion Date, unless conversion of such declared but unpaid dividends into Common Stock has been elected, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Convertible Preferred shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (k) Cash in Lieu of Fractional Shares.  No fractional shares of Common
              ---------------------------------
Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Convertible Preferred. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Convertible Preferred, the Corporation shall pay to the holder of the shares of Series B Convertible Preferred which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series B Convertible Preferred being converted at any one time by any holder thereof, not upon each share of Series B Convertible Preferred being converted.

          (l) Partial Conversion.  In the event some but not all of the shares
              ------------------
of Series B Convertible Preferred represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Convertible Preferred which were not converted.

          (m) Reservation of Common Stock.  The Corporation shall at all times
              ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Convertible Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Convertible Preferred and all unpaid dividends thereon, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Convertible Preferred and all unpaid dividends thereon, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     6.   Redemption.
          ----------

          (a) At the written election of a majority in interest of the holders of Series B Convertible Preferred on or before October 31, 2005, beginning on April 30, 2006 and on the first day of July in each year thereafter (the "Redemption Date"), the Corporation shall redeem, pro rata based on the number of shares of each tranche, twenty-five percent (25%) of all of the outstanding shares of Series B Convertible Preferred; provided, however, that the Corporation's redemption obligation shall be reduced by the number of shares of Series B Convertible Preferred that have been converted prior to any such Redemption Date, and such reduction shall apply first to the Redemption Date immediately following such conversion and thereafter any balance shall apply to any subsequent Redemption Dates. The redemption price for each share of Series B Convertible Preferred redeemed pursuant to this Section 6 shall be equal to the Applicable Purchase Price for such share plus a dividend computed at a rate of 7% per share per annum, compounded annually as of the Applicable Issue Date (the "Redemption Price"). Each redemption of Series B Convertible Preferred shall be made so that the number of shares of Series B Convertible Preferred held by each holder whose shares are being redeemed shall be reduced in an amount which shall bear the same ratio to the total number of shares of Series B Convertible Preferred being redeemed as all such shares then held by such registered owner bears to the aggregate number of shares of Series B Convertible Preferred then outstanding and held by all registered owners whose shares are being redeemed.

          (b) The Redemption Price set forth in this Section 6 shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Convertible Preferred.

          (c) At least thirty (30) days before any Redemption Date pursuant to
Section 6(a), written notice (hereinafter referred to as the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series B Convertible Preferred which is to be redeemed, at its address shown on the records of the Corporation; provided, however, that the giving of such Redemption Notice shall not affect the conversion rights of such holder pursuant to Section 5; provided, further, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Series B Convertible Preferred as provided in Section 6(a). The Redemption Notice shall contain the following information:

              (i) The number of shares of Series B Convertible Preferred held by the holder which shall be redeemed by the Corporation and the total number of shares of Series B Convertible Preferred held by all holders to be so redeemed,

              (ii) The Redemption Date and the applicable Redemption Price, and

              (iii) That the holder is to surrender to the Corporation, at the place designated therein, its certificate or certificates representing the shares of Series B Convertible Preferred to be redeemed.

              (iv) Each holder of shares of Series B Convertible Preferred to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares as set forth in this
Section 6 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be canceled and retired.

              (v) If any shares of Series B Convertible Preferred are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to Section 6(d), then, from and after the Redemption Date, such shares of Series B Convertible Preferred thereupon subject to redemption shall not be entitled to any further accrual of any dividends pursuant to Section 2 or to the conversion provisions set forth in
Section 5, unless the Corporation otherwise specifically agrees in writing.

     7.   No Reissuance of Series B Convertible Preferred.  No share or shares
          -----------------------------------------------
of Series B Convertible Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Convertible Preferred accordingly.

     8.   Restrictions and Limitations.
          ----------------------------

          (a) Except as expressly provided herein or as required by law, neither the Corporation nor any subsidiary of the Corporation (which shall mean any corporation or trust of which the Corporation directly or indirectly owns at the time all of the outstanding shares of every class of such corporation or trust other than directors' qualifying shares) shall, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series B Convertible Preferred voting together, each share of Series B Convertible Preferred to be entitled to one vote in each instance for each share of Common Stock into which such Preferred Stock is then convertible:

              (i) Redeem, purchase or otherwise acquire for value or (pay in, to or set aside for a sinking fund for such purpose), any share or shares of Series B Convertible Preferred other than pursuant to the redemption provisions contained elsewhere herein;

              (ii) Authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series B Convertible Preferred as to liquidation preferences, conversion rights, redemption rights, dividend rights, voting rights or otherwise;

              (iii) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any subsidiary thereof, or any consolidation or merger involving the Corporation or any subsidiary thereof, or any reclassification or other change of stock, or any recapitalization or any dissolution, liquidation or winding up of the Corporation;

              (iv) Effect any merger by the Corporation with or into any business entity or any acquisition by the Corporation of any assets or business having a fair market value in excess of One Million Dollars ($1,000,000) U.S.; or

              (v) Amend its Certificate of Incorporation, if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series B Convertible Preferred.

     9.   No Dilution or Impairment.  Except as provided in Section 8 above, the
          -------------------------
Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Convertible Preferred set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series B Convertible Preferred against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation
(a) will not increase the par value of any shares of stock receivable on the conversion of the Series B Convertible Preferred above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all Series B Convertible Preferred from time to time outstanding and all accrued and unpaid dividends thereon, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Series B Convertible Preferred set forth herein.

     10.  Notices of Record Date.  In the event of:
          ----------------------

          (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

          (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person; or

          (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series B Convertible Preferred a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

     This Certificate of Designation was duly adopted in accordance with the applicable provisions of Section 151 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, NaviSite, Inc. has caused this Corrected Certificate of Designation of Series B Convertible Preferred Stock to be signed by Joel B. Rosen, its Chief Executive Officer, this 2/nd/ day of June, 1999.


                                    By:  /s/ Joel B. Rosen
                                       --------------------------------
                                       Name:  Joel B. Rosen
                                       Title: Chief Executive Officer

                                NAVISITE, INC.
                     CORRECTED CERTIFICATE OF DESIGNATION
                                      OF
                     SERIES C CONVERTIBLE PREFERRED STOCK

             Pursuant to Section 103(f) of the Corporation Law of
                             the State of Delaware
                             ---------------------

     The undersigned, for the purpose of correcting the Certificate of Designation of Series C Convertible Preferred Stock of NaviSite, Inc. (the "Corporation") filed with the Secretary of State of the State of Delaware on May 28, 1999 ("Certificate of Designation"), hereby certifies as follows:

     1. The Certificate of Designation was an inaccurate record of the corporate action contemplated by Corporation.

     2. The inaccuracies to be corrected in the Certificate of Designation relate to (a) the number of shares constituting the Series C Convertible Preferred Stock as set forth in Section 1 of the Certificate of Designation and
(b) the per share price to the public required for automatic conversion in connection with a Qualified IPO as set forth in Section 5(b) of the Certificate of Designation.

     3. The Certificate of Designation as filed on May 28, 1999, is hereby replaced in its entirety as set forth in its corrected form below:

          NAVISITE, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation:

          RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation (the "Board of Directors") in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and it hereby is, created and classified, and that the designation and number of shares thereof, the voting powers, preferences and relative, participating, optional or other special rights thereof, and the qualifications, limitations or restrictions thereof, are as follows:

1. Designation and Number of Shares. The Corporation shall have a series of Preferred Stock, par value $0.01 per share, designated as "Series C Convertible Preferred Stock" (the "Series C Convertible Preferred") with a stated value of $7.40 per share, as the same may be equitably adjusted whenever there shall occur a stock dividend, stock split, combination, reclassification or other similar event affecting the Series C Convertible Preferred after the date hereof (the "Stated Value"). The number of shares constituting the Series C Convertible Preferred shall be 1,095,472. Any and all series of Preferred Stock to which the Series C Convertible Preferred ranks on parity as to (i) dividends, (ii) liquidation, dissolution or winding up, (iii) voting rights or (iv) redemption, as applicable, shall be referred to herein as "Parity Stock." The Series A Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series A Convertible Preferred") and the Series B Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series B Convertible Preferred") are Parity Stock as to (i) dividends and (ii) liquidation, dissolution or winding up.

2.   Dividends.

          (a) The holders of the Series C Convertible Preferred shall be entitled to receive on each outstanding share of Series C Convertible Preferred, out of the funds legally available therefor, dividends computed at the rate of seven percent of the Stated Value per share per annum (or a proportional part thereof for a portion of a year and all subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) from the date of issuance of the Series C Convertible Preferred, payable when, as and if declared by the Board of Directors. Such dividends shall be payable in preference and priority to the payment of any dividend on the Common Stock and on parity with the payment of any dividend to any Parity Stock. The right to such dividends on the Series C Convertible Preferred shall not be cumulative, and no right to receive dividends shall accrue by reason of the fact that no dividends have been declared on the Series C Convertible Preferred in any or every prior year.

          (b) No distributions shall be declared or paid on any share of Common Stock during any fiscal year of the Corporation until dividends at a rate equal to seven percent of the Stated Value per share of the Series C Convertible Preferred shall have been paid or declared and set apart for payment during that fiscal year in which such shares were outstanding.

          (c) For purposes of this Section 2, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

3.   Liquidation, Dissolution or Winding Up.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and provided that the amount available for distribution to holders of the Series C Convertible Preferred pursuant to this Section 3 is less than the Stated Value per share plus dividends computed at the rate of seven percent of the Stated Value per share per annum from the date of issuance of the Series C Convertible Preferred through the date of such liquidation, dissolution or winding up (less any dividends which have been declared and paid since the date of issuance of the Series C Convertible Preferred), the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series C Convertible Preferred on a pari passu basis with the holders of any Parity Stock.

          (b) In the event of any liquidation, dissolution or winding up of the Corpora tion, whether voluntary or involuntary, and provided that the amount available for distribution to holders of the Series C Convertible Preferred pursuant to this Section 3 is at least the Stated Value per share plus dividends computed at the rate of seven percent of the Stated Value per share per annum from the date of issuance of the Series C Convertible Preferred through the date of such liquidation, dissolution or winding up (less any dividends which have been declared and paid since the date of issuance of the Series C Convertible Preferred) the holder of each share of Series C Convertible Preferred shall be entitled to be paid first (pari passu with the shares of any Parity Stock) out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, before any sums shall be paid or any assets distributed among the holders of any other class of capital stock (other than Parity Stock), an amount equal to the Stated Value per share of Series C Convertible Preferred plus dividends computed at the rate of seven percent of the Stated Value per share per annum from the date of issuance of the Series C Convertible Preferred through the date of such liquidation, dissolution or winding up (less any dividends which have been declared and paid since the date of issuance of the Series C Convertible Preferred). After the payment of the preferential amount required to be paid to the holders of the Series C Convertible Preferred and any Parity Stock upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          (c) At the election of each holder of Series C Convertible Preferred, a consolidation or merger of the Corporation or a sale of all or substantially all of the assets of the

Corporation may be treated either (i) as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 or
(ii) pursuant to Section 6(h) hereof; provided, however, that each holder of
                                      --------  -------
Series C Convertible Preferred shall have the right to convert such shares of Series C Convertible Preferred into Common Stock pursuant to Section 5(a) in lieu of receiving payment pursuant to this Section 3(c) or Section 6(h). Each holder of Series C Convertible Preferred shall notify the Corporation in writing at its principal offices of its election to obtain the benefits of either this
Section 3(c) or Section 6(h) not later than the date specified in writing to each holder by the Corporation (which date shall be at least five days prior to the effective date of such consolidation, merger or sale). The Corporation shall provide each holder of Series C Convertible Preferred with written notice of any such consolidation or merger or sale of substantially all of its assets and properties at least 20 days prior to the date by which the Corporation must be notified of the election to obtain the benefits of either this Section 3(c) or
Section 6(h).

          (d) Whenever the distribution provided for herein shall be made in property other than cash, the value of that distribution shall be the fair market value of the distributed property as determined in good faith by the Board of Directors.

4. Voting Rights. Except as otherwise required by law or as set forth herein, the holder of each share of Series C Convertible Preferred shall be entitled to vote on all matters together with the holders of the Common Stock and Parity Stock and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series C Convertible Preferred could be converted pursuant to Section 5 hereof (taking into account all declared and unpaid dividends, if any, with respect to such Series C Convertible Preferred) at the record date for determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the close of business on the day next preceding the date on which notice of or to vote is given to the stockholders or at the close of business on the day on which the Board of Directors adopts the resolution taking such action for which written consent of stockholders is solicited, such votes to be counted together with all other shares of capital stock of the Corporation having general voting power and not counted separately as a class.

5. Conversion. The holders of the Series C Convertible Preferred have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert Series C Convertible Preferred. Each share of Series C Convertible Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and up until such time immediately prior to the effective time of liquidation, dissolution or winding up of the Corporation, at the office of the Corporation or any transfer agent for the Series C Convertible Preferred, into such number of fully paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock as is determined by dividing the Stated Value by the Series C Convertible Conversion Price (as defined below) in effect at the time of the conversion. The "Series C Convertible Conversion Price" shall initially be $7.40 and shall be subject to adjustment as hereinafter provided. Upon conversion of their shares of Series C Convertible Preferred into shares of Common Stock, holders of shares of Series C Convertible Preferred also shall have the option to have all declared but unpaid dividends on such shares of Series C Convertible Preferred converted into shares of Common Stock. The number of shares of Common Stock to be received upon the conversion of such declared but unpaid dividends shall be computed by dividing the amount of declared but unpaid dividends by the Series C Convertible Conversion Price.

          (b) Automatic Conversion. Each share of Series C Convertible Preferred shall automatically be converted into shares of Common Stock at the then effective Series C Convertible Conversion Price upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities for the account of the Corporation to the public (x) with a per share price to the public of at least $12.95 (such amount to be equitably adjusted whenever there shall occur any stock dividend, stock split, combination or reclassifications or other similar events affecting the Common Stock after the date hereof), and (y) in which the aggregate gross proceeds to the Corporation are at least $20,000,000 (a "Qualified IPO"). The Company shall provide the holders of Series C Convertible Preferred with written notice of such automatic conversion at least 20 days prior to the anticipated effective date of the registration statement filed in connection with such Qualified IPO. In the event of the automatic conversion of the Series C Convertible Preferred upon a Qualified IPO under this Section 5(b), the person(s) entitled to receive the Common Stock issuable upon such conversion of Series C Convertible Preferred shall not be deemed to have converted such Series C Convertible Preferred until immediately prior to the closing of such Qualified IPO.

          (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series C Convertible Preferred. In lieu of any fractional share to which a holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the fraction of the share to which the holder would otherwise be entitled multiplied by the then effective Series C Convertible Conversion Price. The determination of whether any holder would otherwise be entitled to fractional shares is based upon the total number of shares of Series C Convertible Preferred being converted at any one time by that holder, not upon each share of Series C Convertible Preferred being converted. Before any holder of shares of Series C Convertible Preferred shall be entitled to convert those shares into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates for the

Series C Convertible Preferred, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Convertible Preferred or shall notify the Corporation in writing that such certificates have been lost, stolen or destroyed and shall give written notice to the Corporation at such office that the holder elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Convertible Preferred a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt of written notice of conversion and other required materials as described above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. The Corporation shall not, however, be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series C Convertible Preferred being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corpora tion that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. In addition, the Corporation may, if the Board of Directors deems it reasonably necessary, require the holder to post a bond in connection with such indemnity agreement.

          (d) Partial Conversion. In the event some but not all of the shares of Series C Convertible Preferred represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series C Convertible Preferred which were not converted.

          (e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Convertible Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Convertible Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred and all unpaid dividends thereon, in addition to such other remedies as shall be available to the holder of such Series C Convertible Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

6.   Adjustments to Conversion Price.

          (a) Special Definitions. For purposes of this Section 6 and Section 10, the following definitions shall apply:

               (i) "Options" mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (ii) "Original Issue Date" shall mean the date on which the first share of Series C Convertible Preferred was issued.

               (iii) "Convertible Securities" shall mean any security (including any debt security) directly or indirectly convertible into or exchangeable for Common Stock other than (A) the Series C Convertible Preferred, (B) the Series A Convertible Preferred, (C) Series B Convertible Preferred, issued in connection with the conversion of up to an aggregate of $15,000,000 of intercompany debt of the Corporation funded after the Original Issue Date, unless such conversion is based upon a total valuation of the Corporation that is less than $100,000,000, as determined in good faith by the Board of Directors or (D) the Series D Convertible Preferred.

               (iv) "Additional Shares of Common Stock" shall mean all shares (including reissued shares) of Common Stock issued (or, pursuant to paragraph 6(c), deemed to be issued) by the Corporation after the Original Issue Date, other than:

                     (A) shares of Common Stock issued upon conversion of (w) the Series C Convertible Preferred authorized herein, (w) the Series A Convertible Preferred outstanding as of the date hereof, (x) the Series B Convertible Preferred outstanding as of the date hereof, (y) Series B Convertible Preferred issued in connection with the conversion of up to an aggregate of $15,000,000 of intercompany debt of the Corporation funded after the Original Issue Date, unless such conversion is based upon a total valuation of the Corporation that is less than $100,000,000, as determined in good faith by the Board of Directors, or (z) the Series D Convertible Preferred authorized by a Certificate of Designation being filed on date hereof;

                     (B) shares of Common Stock issued to officers, directors, employees and consultants of the Corporation pursuant to any stock option or stock purchase plans or agreements or other individual or group incentive plan or program of any kind approved by the Board of Directors; and

                     (C) as a dividend or distribution on Series C Convertible Preferred or any event for which adjustment is made pursuant to Section 6(f) or
Section 6(g).

          (b) No Adjustment of Conversion Price. No adjustment in the Series C Convertible Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation pursuant to Section 6(c) is less than the Series C Convertible Conversion Price on the date of such issuance.

          (c) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to Section 6(c)(ii)) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6(e)) received by the Corporation for such Additional Shares of Common Stock would be less than the Series C Convertible Conversion Price on the date of such issuance, or such record date, as the case may be; and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (i) no further adjustment in the Series C Convertible Preferred Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

               (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series C Convertible Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series C Convertible Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                         (A)  in the case of (1) Options for Common Stock or (2)
Convertible Securities, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issuance of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon the issuance of the Common Stock with respect to which such Option were actually exercised, or for the issuance of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                         (B)  in the case of Options for Convertible Securities,
only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issuance of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;

               (iv) no readjustment pursuant to Section 6(c)(ii) or Section 6(c)(iii) shall have the effect of increasing the Series C Convertible Conversion Price to an amount which exceeds the lower of (x) the Series C Convertible Conversion Price on the date of the original adjustment relating to the grant of the Options or issuance of the Convertible Securities, as applicable, or (y) the Series C Convertible Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between that original adjustment date and the date of such readjustment; and

               (v) in the case of any Options which expire by their terms not more than 30 days after the date of issuance thereof, no adjustment of the Series C Convertible Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in Section 6(c)(iii).

          (d) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. If after the Original Issue Date the Corporation shall issue Additional Shares of Common Stock without consideration or for consideration per share that is less than the Series C Convertible Conversion Price on the date of such issuance, then and in such event, the Series C Convertible Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Series C Convertible Conversion Price, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Convertible Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this
Section 6(d), all shares of Common Stock issuable upon conversion of outstanding Series C Convertible Preferred, outstanding Series B Convertible Preferred and outstanding Convertible Securities and upon exercise of outstanding Options shall be deemed to be outstanding.

          (e) Determination of Consideration. For purposes of this Section 6, the consideration received or receivable by the Corporation shall be computed as follows:

               (i) Cash and Property. Except as provided in Section 6(e)(ii), such consideration shall:

                    (A) insofar as it consists of cash, equal the aggregate amount of cash received or receivable by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                    (B) insofar as it consists of property other than cash, equal the fair value thereof, as determined in good faith by the Board of Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Corporation; and

                    (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Shares of Common Stock, computed as provided in Sections 6(e)(i)(A) and (B) above, as determined in good faith by the Board of Directors.

               (ii) Expenses. In the event the Corporation pays or incurs expenses, commissions or compensation, or allows concessions or discounts to underwriters, dealers or others performing similar services in connection with such issuance, in an aggregate amount in excess of 10% of the aggregate consideration received by the Corporation for such issuance, as determined in accordance with Section 6(e)(i) , consideration shall be computed as provided in
Section 6(e)(i), after deducting the aggregate amount in excess of 10% of the aggregate consideration received by the Corporation for the issuance.

               (iii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(c) shall be determined by dividing

                     (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                     (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

          (f) Adjustments for Stock Dividends, Subdivisions, Combinations or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock dividend, stock split or otherwise) into a greater number of shares of Common Stock, the Series C Convertible Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series C Convertible Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (g) Adjustments for Other Distributions. In the event the Corporation at any time or from time to time shall fix a record date for a determination of holders of Common Stock entitled to receive any distribution payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets of the Corporation (excluding cash dividends or distributions), then, and in each such event, provision shall be made so that the holders of Series C Convertible Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the number of securities or amount of other assets of the Corporation which they would have received had their Series C Convertible Preferred been converted into Common Stock, on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or other assets receivable by them as aforesaid during such period, giving application to all other adjustments called for during such period under this
Section 6 with respect to the rights of the holders of the Series C Convertible Preferred.

          (h) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series C Convertible Preferred shall be changed into other securities or property, whether by capital reorganization, reclassification, consolidation or merger of the Corporation or sale of all or substantially all of the assets of the Corporation or otherwise (other than a subdivision or combination of shares provided for in this Section
6), then, and in each such event, the holder of each share of Series C Convertible Preferred shall have the right thereafter to convert such share into the kind and amount of other securities or property receivable upon such reorganization, reclassification, consolidation, merger or sale or other change by holders of the number of shares of Common Stock that would have been received by such holders upon conversion of the Series C Convertible Preferred immediately before that change, all subject to further adjustment as provided herein. Each holder of Series C Convertible Preferred, upon the occurrence of a consolidation or merger of the Corporation or the sale of all or substantially all of its assets shall have the right to elect the benefits of either the provisions of this Section 6(h) or of Section 3(c) as described in Section 3(c), or to convert such holder's shares of Series C Convertible Preferred into Common Stock pursuant to Section 5(a).

          (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series C Convertible Conversion Price pursuant to this Section 6, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Convertible Preferred a certificate prepared by its Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Convertible Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series C Convertible Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series C Convertible Preferred. Upon the request of any holder of the Series C Convertible Preferred, the Corporation will cause its independent public accountants to confirm the accuracy of such adjustment or readjustment.

          (j)  Miscellaneous.

               (i) All calculations under this Section 6 shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

               (ii) The holders of a majority of the outstanding Series C Convertible Preferred shall have the right to challenge any determination by the Board of Directors of fair value pursuant to this Section 6, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

               (iii) No adjustment in the Series C Convertible Conversion Price need be made if such adjustment would result in a change in such Series C Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not so made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Series C Convertible Conversion Price.

7.   Redemption

          (a) On or after the fifth anniversary of the Original Issue Date, the shares of Series C Convertible Preferred are redeemable either at the written election of a majority of the outstanding shares of Series C Convertible Preferred or at the option of the Corporation, by resolution of its Board of Directors, in whole or, from time to time, in part, in either event at a price for each share of Series C Convertible Preferred redeemed pursuant to this
Section 7 of the Stated Value per share, plus a dividend computed at a rate of seven percent of the Stated Value per share per annum from the date of issuance of the Series C Convertible Preferred through the date of such redemption (less any dividends which have been declared and paid since the date of issuance of the Series C Convertible Preferred) (the "Redemption Price"). Each partial redemption of Series C Convertible Preferred shall be made pro rata (so that the number of shares of Series C Convertible Preferred held by each registered owner whose shares are being redeemed shall be reduced in an amount which shall bear the same ratio to the total number of shares of Series C Convertible Preferred being redeemed as all such shares then held by such registered owner bears to the aggregate number of shares of Series C Convertible Preferred then outstanding).

          (b) At least 30 days before any redemption of Series C Convertible Preferred pursuant to Section 7(a) (whether at the election of a majority of the Series C Convertible Preferred or at the option of the Corporation), the Corporation shall mail written notice (hereinafter referred to as the "Redemption Notice"), postage prepaid, to each holder of record of the Series C Convertible Preferred which is to be redeemed, as its address shown on the records of the Corporation; provided, however, that the giving of such
                            --------  -------
Redemption Notice shall not affect the conversion rights pursuant to Section 6 of any holders not electing redemption pursuant to Section 7(a); provided,
                                                                 --------
further, that the Company's failure to give such Redemption Notice shall in no
-------
way affect its obligation to redeem the shares of Series C Convertible Preferred at the election of such holders as provided in Section 7(a). The Redemption Notice shall contain the following information:

               (i) The number of shares of Series C Convertible Preferred held by the holder which shall be redeemed by the Corporation and the total number of shares of Series C Convertible Preferred then outstanding;

               (ii) The date fixed for redemption (the "Redemption Date") and the applicable Redemption Price; and

               (iii) A statement that the holder is to surrender to the Corporation, at the place designated therein, its certificates representing the shares of Series C Convertible Preferred to be redeemed.

          (c) Each holder of outstanding shares of Series C Convertible Preferred shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon, (i) the applicable Redemption Price for such shares as set forth in this Section 7 shall be paid to the order of the person whose name appears on such certificate or certificates and (ii) each surrendered certificate shall be canceled and retired.

          (d) If any shares of Series C Convertible Preferred are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to Section 7(c), then, from and after the Redemption Date, such unredeemed shares of Series C Convertible Preferred shall not be entitled to the benefits of any further dividends pursuant to Section 2 or the conversion provisions set forth in Section 5, unless the Corporation otherwise specifically agrees in writing.

          (e) No share or shares of Series C Convertible Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series C Convertible Preferred accordingly.

          (f) The Redemption Price set forth in this Section 7 shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reclassification or other similar event affecting the Series C Convertible Preferred.

8. Notices of Record Date. In the event that the Corporation shall propose at any time:

          (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

          (b) to offer for subscription pro rata to the holders of its Common Stock any additional shares of capital stock of the Corporation;

          (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

          (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series C Convertible Preferred:

               (i) at least 20 days' prior written notice of the record date for such dividend, distribution or subscription offer (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining stockholders entitled to vote in respect of the matters referred to in Sections 8(c) and (d) above; and

               (ii) in the case of the events referred to in (c) and (d) above, at least 20 days' prior written notice of the date on which such events shall take place (and if different, also specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for other securities or property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to each of the holders of the Series C Convertible Preferred at the address for each such holder as shown on the books of the Corporation.

9. Protective Provisions. So long as any shares of Series C Convertible Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the outstanding shares of Series C Convertible Preferred, take any action that:

          (a) alters the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Convertible Preferred;

          (b) authorizes, creates or issues any new class or series of capital stock that has a preference superior to the Series C Convertible Preferred with respect to voting, dividends, liquidation or redemption, or designates or issues any additional shares of Series C Convertible Preferred;

          (c) reclassifies outstanding capital stock into capital stock having a preference superior to the Series C Convertible Preferred with respect to voting, dividends, liquidation or redemption; or

          (d) amends or repeals any provision of the Corporation's Certificate of Incorporation, as amended, in a manner that adversely affects the rights of the holders of the Series C Convertible Preferred.

10. Right of Participation. The holders of the Series C Convertible Preferred shall have rights of participation in future issuances of Options, Convertible Securities and Additional Shares of Common Stock by the Corporation, as follows:

          (a) Right of Participation. The Corporation shall, prior to any proposed grant or issuance by the Corporation of any Options, Convertible Securities or Additional Shares of Common Stock, offer to each record owner of the Series C Convertible Preferred (a "Preemptive Rights Participant"), by written notice, the right, for a period of 30 days, to purchase for cash at a price equal to the price or other consideration for which such Options, Convertible Securities or Additional Shares of Common Stock are to be granted or issued, a number of such Options, Convertible Securities or Additional Shares of Common Stock so that, after giving effect to such grant or issuance (and the exercise, conversion or exchange into or for (whether directly or indirectly) shares of Common Stock of all Options and Convertible Securities), such Preemptive Rights Participant will continue to maintain the same proportionate equity ownership in the Corporation which such Preemptive Rights Participant had as of the date of such notice (treating each Preemptive Right Participant, for the purpose of such computation, as the holder of the number of shares of Common Stock which would be issuable to such Preemptive Rights Participant upon exercise, conversion and exchange of all securities (including but not limited to its shares of Series C Convertible Preferred) held by such Preemptive Rights Participant on the date such offer is made that are exercisable, convertible or exchangeable into or for (whether directly or indirectly) shares of Common Stock and assuming, for the purpose of such computation, the like exercise, conversion and exchange of all such other securities held by other persons or entities); provided, however, that the
                                               --------  -------
participation rights of the Preemptive Rights Participants pursuant to this
Section 10 shall not apply to Options, Convertible Securities or Additional Shares of Common Stock granted or issued:

               (i) pursuant to a public offering registered under the Securities Act of 1933, as amended;

               (ii) in connection with a strategic investment in the Corporation or any of its subsidiaries; or

               (iii) solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of stock or assets of any other entity.

The Corporation's written notice to each Preemptive Rights Participant shall describe the Options proposed to be granted or the Convertible Securities or Additional Shares of Common Stock proposed to be issued by the Corporation and specify the number, price and payment terms of the grant or issuance.

          (b) Mechanics of Right of Participation. Any Preemptive Rights Participant may accept the Corporation's offer as to the full number of Options, Convertible Securities or Additional Shares of Common Stock required to be offered to such Preemptive Rights Participant pursuant to Section 10(a), or any lesser number, by written notice thereof given by such Preemptive Rights Participant to the Corporation prior to the expiration of the aforesaid 30-day period, in which event the Corporation shall sell and such Preemptive Rights Participant shall buy, upon the terms specified, not later than the time such Options, Convertible Securities or Additional Shares of Common Stock are sold to third parties as contemplated by the Corporation's offer, the number of Options, Convertible Securities or Additional Shares of Common Stock agreed to be purchased by such Preemptive Rights Participant. Subject to and without limitation of the immediately preceding sentence, the Corporation shall be free at any time prior to 90 days after the date of its notice of offer to such Preemptive Rights Participant under Section 10(a), to offer and sell to any third party or parties the aggregate number of such Options, Convertible Securities or Additional Shares of Common Stock offered to and not purchased by the Preemptive Rights Participants pursuant to this Section 10, at a price and on payment terms no less favorable to the Corporation than those specified in such notice of offer to the Preemptive Rights Participants. However, if such third-party sale or sales are not consummated within such 90-day period, the Corporation shall not sell such Options, Convertible Securities or Additional Shares of Common Stock as shall not have been purchased within such period without again complying with this Section 10.

          IN WITNESS WHEREOF, the Corporation has caused this Corrected Certificate to be signed by Joel B. Rosen, its Chief Executive Officer, on this 2/nd/ day of June, 1999.


                                    NAVISITE, INC.



                                    By:  /s/ Joel B. Rosen
                                       -----------------------------------------
                                       Name:  Joel B. Rosen
                                       Title: Chief Executive Officer

                                NAVISITE, INC.
                     CORRECTED CERTIFICATE OF DESIGNATION
                                      OF
                     SERIES D CONVERTIBLE PREFERRED STOCK

             Pursuant to Section 103(f) of the Corporation Law of
                             the State of Delaware
                             ---------------------

     The undersigned, for the purpose of correcting the Certificate of Designation of Series D Convertible Preferred Stock of NaviSite, Inc. (the "Corporation") filed with the Secretary of State of the State of Delaware on May 28, 1999 ("Certificate of Designation"), hereby certifies as follows:

     1. The Certificate of Designation was an inaccurate record of the corporate action contemplated by the Corporation.

     2. The inaccuracies to be corrected in the Certificate of Designation relate to the per share price to the public required for automatic conversion in connection with a Qualified IPO as set forth in Section 5(b) of the Certificate of Designation.

     3. The Certificate of Designation as filed on May 28, 1999, is hereby replaced in its entirety as set forth in its corrected form below:


          NAVISITE, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation:

          RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation (the "Board of Directors") in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and it hereby is, created and classified, and that the designation and number of shares thereof, the voting powers, preferences and relative, participating, optional or other special rights thereof, and the qualifications, limitations or restrictions thereof, are as follows:

1. Designation and Number of Shares. The Corporation shall have a series of Preferred Stock, par value $0.01 per share, designated as "Series D Convertible Preferred Stock" (the "Series D Convertible Preferred") with a stated value of $7.40 per share, as the same may be equitably adjusted whenever there shall occur a stock dividend, stock split, combination, reclassification or other similar event affecting the Series D Convertible Preferred after the date hereof (the "Stated Value"). The number of shares constituting the Series D Convertible Preferred shall be 993,243. Any and all series of Preferred Stock to which the Series D Convertible Preferred ranks on parity as to (i) dividends, (ii) liquidation, dissolution or winding up, (iii) voting rights or (iv) redemption, as applicable, shall be referred to herein as "Parity Stock." The Series A Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series A Convertible Preferred") and the Series B Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series B Convertible Preferred") are Parity Stock as to (i) dividends and (ii) liquidation, dissolution or winding up. The Series C Convertible Preferred Stock, par value $0.01 per share, of the Corporation (the "Series C Convertible Preferred") is Parity Stock as to (i) dividends, (ii) liquidation, dissolution or winding up,
(iii) voting rights and (iv) redemption.

2.   Dividends.

          (a) The holders of the Series D Convertible Preferred shall be entitled to receive on each outstanding share of Series D Convertible Preferred, out of the funds legally available therefor, dividends computed at the rate of seven percent of the Stated Value per share per annum (or a proportional part thereof for a portion of a year and all subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) from the date of issuance of the Series D Convertible Preferred, payable when, as and if declared by the Board of Directors. Such dividends shall be payable in preference and priority to the payment of any dividend on the Common Stock and on parity with the payment of any dividend to any Parity Stock. The right to such dividends on the Series D Convertible Preferred shall not be cumulative, and no right to receive dividends shall accrue by reason of the fact that no dividends have been declared on the Series D Convertible Preferred in any or every prior year.

          (b) No distributions shall be declared or paid on any share of Common Stock during any fiscal year of the Corporation until dividends at a rate equal to seven percent of the Stated Value per share of the Series D Convertible Preferred shall have been paid or declared and set apart for payment during that fiscal year in which such shares were outstanding.

          (c) For purposes of this Section 2, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

3.   Liquidation, Dissolution or Winding Up.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and provided that the amount available for distribution to holders of the Series D Convertible Preferred pursuant to this Section 3 is less than the Stated Value per share plus dividends computed at the rate of seven percent of the Stated Value per share per annum from the date of issuance of the Series D Convertible Preferred through the date of such liquidation, dissolution or winding up (less any dividends which have been declared and paid since the date of issuance of the Series D Convertible Preferred), the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series D Convertible Preferred on a pari passu basis with the holders of any Parity Stock.

          (b) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and provided that the amount available for distribution to holders of the Series D Convertible Preferred pursuant to this Section 3 is at least the Stated Value per share plus dividends computed at the rate of seven percent of the Stated Value per share per annum from the date of issuance of the Series D Convertible Preferred through the date of such liquidation, dissolution or winding up (less any dividends which have been declared and paid since the date of issuance of the Series D Convertible Preferred) the holder of each share of Series D Convertible Preferred shall be entitled to be paid first (pari passu with the shares of any Parity Stock) out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, before any sums shall be paid or any assets distributed among the holders of any other class of capital stock (other than Parity Stock), an amount equal to the Stated Value per share of Series D Convertible Preferred plus dividends computed at the rate of seven percent of the Stated Value per share per annum from the date of issuance of the Series D Convertible Preferred through the date of such liquidation, dissolution or winding up (less any dividends which have been declared and paid since the date of issuance of the Series D Convertible Preferred). After the payment of the preferential amount required to be paid to the holders of the Series D Convertible Preferred and any Parity Stock upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

               (c) At the election of each holder of Series D Convertible Preferred, a consolidation or merger of the Corporation or a sale of all or substantially all of the assets of the Corporation may be treated either (i) as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 or (ii) pursuant to Section 6(h) hereof; provided, however, that each holder of Series D Convertible Preferred shall have
--------  -------
the right to convert such shares of Series D Convertible Preferred into Common Stock pursuant to Section 5(a) in lieu of receiving payment pursuant to this
Section 3(c) or Section 6(h). Each holder of Series D Convertible Preferred shall notify the Corporation in writing at its principal offices of its election to obtain the benefits of either this Section 3(c) or Section 6(h) not later than the date specified in writing to each holder by the Corporation (which date shall be at least five days prior to the effective date of such consolidation, merger or sale). The Corporation shall provide each holder of Series D Convertible Preferred with written notice of any such consolidation or merger or sale of substantially all of its assets and properties at least 20 days prior to the date by which the Corporation must be notified of the election to obtain the benefits of either this Section 3(c) or Section 6(h).

               (d) Whenever the distribution provided for herein shall be made in property other than cash, the value of that distribution shall be the fair market value of the distributed property as determined in good faith by the Board of Directors.

4. Voting Rights. Except as otherwise required by law or as set forth herein, the holder of each share of Series D Convertible Preferred shall be entitled to vote on all matters together with the holders of the Common Stock and Parity Stock and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series D Convertible Preferred could be converted pursuant to Section 5 hereof (taking into account all declared and unpaid dividends, if any, with respect to such Series D Convertible Preferred) at the record date for determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the close of business on the day next preceding the date on which notice of or to vote is given to the stockholders or at the close of business on the day on which the Board of Directors adopts the resolution taking such action for which written consent of stockholders is solicited, such votes to be counted together with all other shares of capital stock of the Corporation having general voting power and not counted separately as a class.

5. Conversion. The holders of the Series D Convertible Preferred have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert Series D Convertible Preferred. Each share of Series D Convertible Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and up until such time immediately prior to the effective time of liquidation, dissolution or winding up of the Corporation, at the office of the Corporation or any transfer agent for the Series D Convertible Preferred, into such number of fully paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock as is determined by dividing the Stated Value by the Series D Convertible Conversion Price (as defined below) in effect at the time of the conversion. The "Series D Convertible Conversion Price" shall initially be $7.40 and shall be subject to adjustment as hereinafter provided. Upon conversion of their shares of Series D Convertible Preferred into shares of Common Stock, holders of shares of Series D Convertible Preferred also shall have the option to have all declared but unpaid dividends on such shares of Series D Convertible Preferred converted into shares of Common Stock. The number of shares of Common Stock to be received upon the conversion of such declared but unpaid dividends shall be computed by dividing the amount of declared but unpaid dividends by the Series D Convertible Conversion Price.

          (b) Automatic Conversion. Each share of Series D Convertible Preferred shall automatically be converted into shares of Common Stock at the then effective Series D Convertible Conversion Price upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities for the account of the Corporation to the public (x) with a per share price to the public of at least $12.95 (such amount to be equitably adjusted whenever there shall occur any stock dividend, stock split, combination or reclassifications or other similar events affecting the Common Stock after the date hereof), and (y) in which the aggregate gross proceeds to the Corporation are at least $20,000,000 (a "Qualified IPO"). The Company shall provide the holders of Series D Convertible Preferred with written notice of such automatic conversion at least 20 days prior to the anticipated effective date of the registration statement filed in connection with such Qualified IPO. In the event of the automatic conversion of the Series D Convertible Preferred upon a Qualified IPO under this Section 5(b), the person(s) entitled to receive the Common Stock issuable upon such conversion of Series D Convertible Preferred shall not be deemed to have converted such Series D Convertible Preferred until immediately prior to the closing of such Qualified IPO.

          (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series D Convertible Preferred. In lieu of any fractional share to which a holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the fraction of the share to which the holder would otherwise be entitled multiplied by the then effective Series D Convertible Conversion Price. The determination of whether any holder would otherwise be entitled to fractional shares is based upon the total number of shares of Series

D Convertible Preferred being converted at any one time by that holder, not upon each share of Series D Convertible Preferred being converted. Before any holder of shares of Series D Convertible Preferred shall be entitled to convert those shares into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates for the Series D Convertible Preferred, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Convertible Preferred or shall notify the Corporation in writing that such certificates have been lost, stolen or destroyed and shall give written notice to the Corporation at such office that the holder elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Convertible Preferred a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt of written notice of conversion and other required materials as described above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. The Corporation shall not, however, be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series D Convertible Preferred being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. In addition, the Corporation may, if the Board of Directors deems it reasonably necessary, require the holder to post a bond in connection with such indemnity agreement.

          (d) Partial Conversion. In the event some but not all of the shares of Series D Convertible Preferred represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series D Convertible Preferred which were not converted.

          (e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Convertible Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Convertible Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Convertible Preferred and all unpaid dividends thereon, in addition to such other remedies as shall be available to the holder of such Series D Convertible Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

6.   Adjustments to Conversion Price.

          (a) Special Definitions. For purposes of this Section 6 and Section 10, the following definitions shall apply:

               (i) "Options" mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (ii) "Original Issue Date" shall mean the date on which the first share of Series D Convertible Preferred was issued.

               (iii) "Convertible Securities" shall mean any security (including any debt security) directly or indirectly convertible into or exchangeable for Common Stock other than (A) the Series D Convertible Preferred,
(B) the Series A Convertible Preferred, (C) Series B Convertible Preferred, issued in connection with the conversion of up to an aggregate of $15,000,000 of intercompany debt of the Corporation funded after the Original Issue Date, unless such conversion is based upon a total valuation of the Corporation that is less than $100,000,000, as determined in good faith by the Board of Directors or (D) the Series C Convertible Preferred.

               (iv) "Additional Shares of Common Stock" shall mean all shares (including reissued shares) of Common Stock issued (or, pursuant to paragraph 6(c), deemed to be issued) by the Corporation after the Original Issue Date, other than:

                      (A) shares of Common Stock issued upon conversion of (w) the Series D Convertible Preferred authorized herein, (w) the Series A Convertible Preferred outstanding as of the date hereof, (x) the Series B Convertible Preferred outstanding as of the date hereof, (y) Series B Convertible Preferred issued in connection with the conversion of up to an aggregate of $15,000,000 of intercompany debt of the Corporation funded after the Original Issue Date, unless such conversion is based upon a total valuation of the Corporation that is less than $100,000,000, as determined in good faith by the Board of Directors, or (z) the Series C Convertible Preferred authorized by a Certificate of Designation filed on the date hereof;

                      (B) shares of Common Stock issued to officers, directors, employees and consultants of the Corporation pursuant to any stock option or stock purchase plans or agreements or other individual or group incentive plan or program of any kind approved by the Board of Directors; and

                    (C) as a dividend or distribution on Series D Convertible Preferred or any event for which adjustment is made pursuant to Section 6(f) or
Section 6(g).

          (b) No Adjustment of Conversion Price. No adjustment in the Series D Convertible Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation pursuant to Section 6(c) is less than the Series D Convertible Conversion Price on the date of such issuance.

          (c) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to Section 6(c)(ii)) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6(e)) received by the Corporation for such Additional Shares of Common Stock would be less than the Series D Convertible Conversion Price on the date of such issuance, or such record date, as the case may be; and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (i) no further adjustment in the Series D Convertible Preferred Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

               (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series D Convertible Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series D Convertible Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                       (A) in the case of (1) Options for Common Stock or (2) Convertible Securities, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issuance of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon the issuance of the Common Stock with respect to which such Option were actually exercised, or for the issuance of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                       (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issuance of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;

               (iv) no readjustment pursuant to Section 6(c)(ii) or Section 6(c)(iii) shall have the effect of increasing the Series D Convertible Conversion Price to an amount which exceeds the lower of (x) the Series D Convertible Conversion Price on the date of the original adjustment relating to the grant of the Options or issuance of the Convertible Securities, as applicable, or (y) the Series D Convertible Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between that original adjustment date and the date of such readjustment; and

               (v) in the case of any Options which expire by their terms not more than 30 days after the date of issuance thereof, no adjustment of the Series D Convertible

Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in
Section 6(c)(iii).

          (d) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. If after the Original Issue Date the Corporation shall issue Additional Shares of Common Stock without consideration or for consideration per share that is less than the Series D Convertible Conversion Price on the date of such issuance, then and in such event, the Series D Convertible Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Series D Convertible Conversion Price, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series D Convertible Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this
Section 6(d), all shares of Common Stock issuable upon conversion of outstanding Series D Convertible Preferred, outstanding Series B Convertible Preferred and outstanding Convertible Securities and upon exercise of outstanding Options shall be deemed to be outstanding.

          (e) Determination of Consideration. For purposes of this Section 6, the consideration received or receivable by the Corporation shall be computed as follows:

               (i) Cash and Property. Except as provided in Section 6(e)(ii), such consideration shall:

                    (A) insofar as it consists of cash, equal the aggregate amount of cash received or receivable by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                    (B) insofar as it consists of property other than cash, equal the fair value thereof, as determined in good faith by the Board of Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Corporation; and

                    (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received with respect to such Additional

Shares of Common Stock, computed as provided in Sections 6(e)(i)(A) and (B) above, as determined in good faith by the Board of Directors.

                    (ii) Expenses. In the event the Corporation pays or incurs expenses, commissions or compensation, or allows concessions or discounts to underwriters, dealers or others performing similar services in connection with such issuance, in an aggregate amount in excess of 10% of the aggregate consideration received by the Corporation for such issuance, as determined in accordance with Section 6(e)(i), consideration shall be computed as provided in
Section 6(e)(i), after deducting the aggregate amount in excess of 10% of the aggregate consideration received by the Corporation for the issuance.

                    (iii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(c) shall be determined by dividing

                           (x) the total amount, if any, received or receivable
by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                           (y) the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

               (f) Adjustments for Stock Dividends, Subdivisions, Combinations or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock dividend, stock split or otherwise) into a greater number of shares of Common Stock, the Series D Convertible Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series D Convertible Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (g) Adjustments for Other Distributions. In the event the Corporation at any time or from time to time shall fix a record date for a determination of holders of Common Stock entitled to receive any distribution payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets of the Corporation (excluding cash dividends or distributions), then, and in each such event, provision shall be made so that the holders of Series D Convertible Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the number of securities or amount of other assets of the Corporation which they would have received had their Series D Convertible Preferred been converted into Common Stock, on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or other assets receivable by them as aforesaid during such period, giving application to all other adjustments called for during such period under this
Section 6 with respect to the rights of the holders of the Series D Convertible Preferred.

          (h) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series D Convertible Preferred shall be changed into other securities or property, whether by capital reorganization, reclassification, consolidation or merger of the Corporation or sale of all or substantially all of the assets of the Corporation or otherwise (other than a subdivision or combination of shares provided for in this Section
6), then, and in each such event, the holder of each share of Series D Convertible Preferred shall have the right thereafter to convert such share into the kind and amount of other securities or property receivable upon such reorganization, reclassification, consolidation, merger or sale or other change by holders of the number of shares of Common Stock that would have been received by such holders upon conversion of the Series D Convertible Preferred immediately before that change, all subject to further adjustment as provided herein. Each holder of Series D Convertible Preferred, upon the occurrence of a consolidation or merger of the Corporation or the sale of all or substantially all of its assets shall have the right to elect the benefits of either the provisions of this Section 6(h) or of Section 3(c) as described in Section 3(c), or to convert such holder's shares of Series D Convertible Preferred into Common Stock pursuant to Section 5(a).

          (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series D Convertible Conversion Price pursuant to this Section 6, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Convertible Preferred a certificate prepared by its Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The

Corporation shall, upon the written request at any time of any holder of Series D Convertible Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series D Convertible Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series D Convertible Preferred. Upon the request of any holder of the Series D Convertible Preferred, the Corporation will cause its independent public accountants to confirm the accuracy of such adjustment or readjustment.

          (j)  Miscellaneous.

               (i) All calculations under this Section 6 shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

               (ii) The holders of a majority of the outstanding Series D Convertible Preferred shall have the right to challenge any determination by the Board of Directors of fair value pursuant to this Section 6, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

               (iii) No adjustment in the Series D Convertible Conversion Price need be made if such adjustment would result in a change in such Series D Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not so made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Series D Convertible Conversion Price.

7.   Redemption

          (a) On or after the fifth anniversary of the Original Issue Date, the shares of Series D Convertible Preferred are redeemable either at the written election of a majority of the outstanding shares of Series D Convertible Preferred or at the option of the Corporation, by resolution of its Board of Directors, in whole or, from time to time, in part, in either event at a price for each share of Series D Convertible Preferred redeemed pursuant to this
Section 7 of the Stated Value per share, plus a dividend computed at a rate of seven percent of the Stated Value per share per annum from the date of issuance of the Series D Convertible Preferred through the date of such redemption (less any dividends which have been declared and paid since the date of issuance of the Series D Convertible Preferred) (the "Redemption Price"). Each partial redemption of Series D Convertible Preferred shall be made pro rata (so that the number of shares of Series D Convertible Preferred held by each registered owner whose shares are being redeemed shall be reduced in an amount which shall bear the same ratio to the total number of shares of

Series D Convertible Preferred being redeemed as all such shares then held by such registered owner bears to the aggregate number of shares of Series D Convertible Preferred then outstanding).

          (b) At least 30 days before any redemption of Series D Convertible Preferred pursuant to Section 7(a) (whether at the election of a majority of the Series D Convertible Preferred or at the option of the Corporation), the Corporation shall mail written notice (hereinafter referred to as the "Redemption Notice"), postage prepaid, to each holder of record of the Series D Convertible Preferred which is to be redeemed, as its address shown on the records of the Corporation; provided, however, that the giving of such
                            --------  -------
Redemption Notice shall not affect the conversion rights pursuant to Section 6 of any holders not electing redemption pursuant to Section 7(a); provided,
                                                                 --------
further, that the Company's failure to give such Redemption Notice shall in no
-------
way affect its obligation to redeem the shares of Series D Convertible Preferred at the election of such holders as provided in Section 7(a). The Redemption Notice shall contain the following information:

               (i) The number of shares of Series D Convertible Preferred held by the holder which shall be redeemed by the Corporation and the total number of shares of Series D Convertible Preferred then outstanding;

               (ii) The date fixed for redemption (the "Redemption Date") and the applicable Redemption Price; and

               (iii) A statement that the holder is to surrender to the Corporation, at the place designated therein, its certificates representing the shares of Series D Convertible Preferred to be redeemed.

          (c) Each holder of outstanding shares of Series D Convertible Preferred shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon, (i) the applicable Redemption Price for such shares as set forth in this Section 7 shall be paid to the order of the person whose name appears on such certificate or certificates and (ii) each surrendered certificate shall be canceled and retired.

          (d) If any shares of Series D Convertible Preferred are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to Section 7(c), then, from and after the Redemption Date, such unredeemed shares of Series D Convertible Preferred shall not be entitled to the benefits of any further dividends pursuant to

Section 2 or the conversion provisions set forth in Section 5, unless the Corporation otherwise specifically agrees in writing.

          (e) No share or shares of Series D Convertible Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series D Convertible Preferred accordingly.

          (f) The Redemption Price set forth in this Section 7 shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reclassification or other similar event affecting the Series D Convertible Preferred.

8. Notices of Record Date. In the event that the Corporation shall propose at any time:

          (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

          (b) to offer for subscription pro rata to the holders of its Common Stock any additional shares of capital stock of the Corporation;

          (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

          (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series D Convertible Preferred:

               (i) at least 20 days' prior written notice of the record date for such dividend, distribution or subscription offer (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining stockholders entitled to vote in respect of the matters referred to in Sections 8(c) and (d) above; and

               (ii) in the case of the events referred to in (c) and (d) above, at least 20 days' prior written notice of the date on which such events shall take place (and if different, also specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for other securities or property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to each of the holders of the Series D Convertible Preferred at the address for each such holder as shown on the books of the Corporation.

9. Protective Provisions. So long as any shares of Series D Convertible Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the outstanding shares of Series D Convertible Preferred, take any action that:

          (a) alters the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series D Convertible Preferred;

          (b) authorizes, creates or issues any new class or series of capital stock that has a preference superior to the Series D Convertible Preferred with respect to voting, dividends, liquidation or redemption, or designates or issues any additional shares of Series D Convertible Preferred;

          (c) reclassifies outstanding capital stock into capital stock having a preference superior to the Series D Convertible Preferred with respect to voting, dividends, liquidation or redemption; or

          (d) amends or repeals any provision of the Corporation's Certificate of Incorporation, as amended, in a manner that adversely affects the rights of the holders of the Series D Convertible Preferred.

10. Right of Participation. The holders of the Series D Convertible Preferred shall have rights of participation in future issuances of Options, Convertible Securities and Additional Shares of Common Stock by the Corporation, as follows:

          (a) Right of Participation. The Corporation shall, prior to any proposed grant or issuance by the Corporation of any Options, Convertible Securities or Additional Shares of Common Stock, offer to each record owner of the Series D Convertible Preferred (a "Preemptive Rights Participant"), by written notice, the right, for a period of 30 days, to purchase for cash at a price equal to the price or other consideration for which such Options, Convertible Securities or Additional Shares of Common Stock are to be granted or issued, a number of such Options, Convertible Securities or Additional Shares of Common Stock so that, after giving effect to such grant or issuance (and the exercise, conversion or exchange into or for (whether directly or indirectly) shares of Common Stock of all Options and Convertible Securities), such Preemptive Rights Participant will continue to maintain the same proportionate equity ownership in the Corporation which such Preemptive Rights Participant had as of the date of such notice (treating each Preemptive Right Participant, for the purpose of such computation, as the holder of the number of shares of Common Stock which would be issuable to such Preemptive Rights Participant upon exercise, conversion and exchange of all securities (including but not limited to its shares of Series D Convertible Preferred) held by such Preemptive Rights Participant on the date such offer is made that are exercisable, convertible or exchangeable into or for (whether directly or indirectly) shares of Common Stock and assuming, for the purpose of such computation, the like exercise, conversion and exchange of all such other securities held by other persons or entities); provided, however, that the
                                               --------  -------
participation rights of the Preemptive Rights Participants pursuant to this
Section 10 shall not apply to Options, Convertible Securities or Additional Shares of Common Stock granted or issued:

               (i) pursuant to a public offering registered under the Securities Act of 1933, as amended;

               (ii) in connection with a strategic investment in the Corporation or any of its subsidiaries; or

               (iii) solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of stock or assets of any other entity.

The Corporation's written notice to each Preemptive Rights Participant shall describe the Options proposed to be granted or the Convertible Securities or Additional Shares of Common Stock proposed to be issued by the Corporation and specify the number, price and payment terms of the grant or issuance.

          (b) Mechanics of Right of Participation. Any Preemptive Rights Participant may accept the Corporation's offer as to the full number of Options, Convertible Securities or Additional Shares of Common Stock required to be offered to such Preemptive Rights Participant pursuant to Section 10(a), or any lesser number, by written notice thereof given by such Preemptive Rights Participant to the Corporation prior to the expiration of the aforesaid 30-day period, in which event the Corporation shall sell and such Preemptive Rights Participant shall buy, upon the terms specified, not later than the time such Options, Convertible Securities or Additional Shares of Common Stock are sold to third parties as contemplated by the Corporation's offer, the number of Options, Convertible Securities or Additional Shares of Common Stock agreed to be purchased by such Preemptive Rights Participant. Subject to and without limitation of the immediately preceding sentence, the Corporation shall be free at any time prior to 90 days after the date of its notice of offer to such Preemptive Rights Participant under Section 10(a), to offer and sell to any third party or parties the aggregate number of such Options, Convertible Securities or Additional Shares of Common Stock offered to and not purchased by the Preemptive Rights Participants pursuant to this Section 10, at a price and on payment terms no less favorable to the Corporation than those specified in such notice of offer to the Preemptive Rights Participants. However, if such third-party sale or sales are not consummated within such 90-day period, the Corporation shall not sell such Options, Convertible Securities or Additional Shares of Common Stock as shall not have been purchased within such period without again complying with this Section 10.

          IN WITNESS WHEREOF, the Corporation has caused this Corrected Certificate to be signed by Joel B. Rosen, its Chief Executive Officer, on this 2/nd/ day of June, 1999.


                                    NAVISITE, INC.


                                    By: /s/ Joel B. Rosen
                                       -------------------------------------
                                       Name:  Joel B. Rosen
                                       Title: Chief Executive Officer